                                                               EXHIBIT (a)(1)(c)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of shares of common stock

                                      of

                              THE WMF GROUP, LTD.

                                      to

                 PRUDENTIAL MORTGAGE CAPITAL ACQUISITION CORP.

                         a wholly owned subsidiary of

                   PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC

                   (Not to be used for signature guarantees)


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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                 NEW YORK CITY TIME ON TUESDAY, JUNE 20, 2000,
                         UNLESS THE OFFER IS EXTENDED.
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  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Shares"), of The WMF Group, Ltd., a Delaware corporation, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                           Wilmington Trust Company

        By Mail:                 By Facsimile             By Hand/Overnight
                                 Transmission:                Courier:
Wilmington Trust Company         (for Eligible
       PO Box 8861            Institutions Only)      Wilmington Trust Company
     Corporate Trust                                 1105 North Market Street,
       Operations               (302) 651-1079                 1st Floor
  Wilmington, DE 19885                                  Wilmington, DE 19801
                                                        Attn: Corporate Trust
                                                             Operations

                      To Confirm Facsimile Transmissions:
                       (For Eligible Institutions Only)

                                (302) 651-8869

  Delivery of this Instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above does not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Prudential Mortgage Capital Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated May 23, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

  Number of Shares Tendered: _____________________________________________

  Name(s) of Record Holder(s) ____________________________________________

  ________________________________________________________________________
                                 Please Print

  Address(es) ____________________________________________________________

  Daytime Area Code and Tel. No.: ________________________________________

  Certificate Nos. (if available): _______________________________________

  Signature(s): __________________________________________________________

  ________________________________________________________________________

  Dated: _________________________________________________________________

  If Shares will be tendered by book-entry transfer:
  Account Number at Book-Entry Transfer Facility

  ________________________________________________________________________


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


                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                              Authorized Signature

 Name: _____________________________________________________________________
                                  Please Print

 Title: ____________________________________________________________________

 Address: __________________________________________________________________
                                                                Zip Code

 Area Code and Tel No.: ____________________________________________________

 Dated: ____________________________________________________________________

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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